Item 77Q.1(a)
Exhibits

MONEY MARKET OBLIGATIONS TRUST

Amendment No. 18
to the
Amended & Restated
DECLARATION OF TRUST

Dated October 6, 1989


THIS Declaration of Trust is amended as follows:

A. 	Strike the first paragraph of Section 5 of Article III from the
Declaration of Trust and substitute in its place the following:
Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional series or class or to modify the rights and preferences of any existing Series or Class, the initial series and classes shall be, and are established and designated as:
Alabama Municipal Cash Trust

Arizona Municipal Cash Trust
Institutional Service Shares

Automated Cash Management Trust
Cash II Shares
Institutional Service Shares

Automated Government Cash Reserves

Automated Government Money Trust

Automated Treasury Cash Reserves

California Municipal Cash Trust
Cash II Shares
Institutional Service Shares
Institutional Shares

Connecticut Municipal Cash Trust
Institutional Service Shares

Federated Master Trust

Federated Short-Term U.S. Government Trust

Federated Tax-Free Trust

Florida Municipal Cash Trust
Cash II Shares
Institutional Shares

Georgia Municipal Cash Trust


Government Obligations Fund
Institutional Shares
Institutional Service Shares

Government Obligations Tax Managed Fund
Institutional Shares
Institutional Service Shares

Liberty U.S. Government Money Market Trust
Class A Shares
Class B Shares

Liquid Cash Trust

Maryland Municipal Cash Trust

Massachusetts Municipal Cash Trust
Galaxy BKB Shares
Institutional Service Shares

Michigan Municipal Cash Trust
Institutional Service Shares
Institutional Shares
Cash II Shares

Minnesota Municipal Cash Trust
Cash Series Shares
Institutional Shares

Money Market Management

Money Market Trust

Municipal Obligations Fund
Institutional Capital Shares
Institutional Service Shares
Institutional Shares

New Jersey Municipal Cash Trust
Institutional Service Shares
Institutional Shares

New York Municipal Cash Trust
Cash II Shares
Institutional Service Shares

North Carolina Municipal Cash Trust

Ohio Municipal Cash Trust
Cash II Shares
Institutional Service Shares
Institutional Shares
Pennsylvania Municipal Cash Trust
Cash Series Shares
Institutional Service Shares
Institutional Shares

Prime Cash Obligations Fund
Institutional Capital Shares
Institutional Service Shares
Institutional Shares

Prime Obligations Fund
Institutional Shares
Institutional Service Shares

Prime Value Obligations Fund
Institutional Capital Shares
Institutional Service Shares
Institutional Shares

Tax-Free Instruments Trust
Institutional Service Shares
Investment Shares

Tax-Free Obligations Fund
Institutional Shares
Institutional Service Shares

Treasury Obligations Fund
Institutional Shares
Institutional Service Shares
Institutional Capital Shares

Trust for Government Cash Reserves

Trust for Short-Term U.S. Government Securities

Trust for U.S. Treasury Obligations

U.S. Treasury Cash Reserves
Institutional Service Shares
Institutional Shares

Virginia Municipal Cash Trust
Institutional Service Shares
Institutional Shares

	The undersigned, Executive Vice President, hereby certifies that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 12th day of February, 2001.

	WITNESS the due execution hereof this 12th day of February, 2001.


		/s/ J. Christopher Donahue
	J. Christopher Donahue
Executive Vice President
Item 77Q.1(b)
Exhibits
Amendment to
Agreement for Fund Accounting Services,
Administrative Services,
Transfer Agency Services,
and
Custody Services Procurement
between
Federated Investment Companies
and
Federated Services Company

	This Amendment to the Agreement for Fund Accounting Services, Administrative Services, Transfer Agency Services and Custody Services Procurement ("Agreement") dated March 1, 1996, between Federated Investment Companies listed on Exhibit 1 of Agreement ("Fund") and Federated Services Company ("Service Provider") is made and entered into as of the 1st day of June, 2001.

	WHEREAS, the Fund has entered into the Agreement with the Service
Provider;

	WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR 248.15) ("Section 248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR 248.13) (Section 248.13 NPI);

WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR
248.7 and 17 CFR 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR 248.13);

	NOW, THEREFORE, the parties intending to be legally bound agree as follows:

0	The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

1	The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR 248.13.

2	The Service Provider further represents and warrants that, in accordance with 17 CFR 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:
?	insure the security and confidentiality of records and NPI of Fund customers,
?	protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and
?	protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

4. The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of the Service Provider ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds ("Nonaffiliated Third Party") under the service and processing (248.14) or miscellaneous (248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.

5.   The Service Provider may redisclose Section 248.14 NPI and Section
248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

6.	The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.


WITNESS the due execution hereof this 1st day of June, 2001.

Federated Investment Companies
(as listed on Exhibit 1 of Agreement)

By:	/s/ John W. McGonigle
Name:  John W. McGonigle
Title:  Secretary


Federated Services Company


By:	/s/ Victor R. Siclari
Name:  Victor R. Siclari
Title:  Secretary